                                                                    EXHIBIT 4.43


                                                              CUSIP NO.: _______

           THESE NOTES ARE SUBJECT TO SUBORDINATION IN THE MANNER SET
                   FORTH IN THE INDENTURE REFERRED TO HEREIN.

                      SEE REVERSE FOR TRANSFER RESTRICTIONS

                            HORSESHOE GAMING, L.L.C.

                9 3/8% SERIES B SENIOR SUBORDINATED NOTE DUE 2007


$ ____________________________                                New York, New York
Note No. _____________________                             ______________, 199__


Interest Payment Dates                                   June 15 and December 15
Record Dates:                                              June 1 and December 1


        FOR VALUE RECEIVED, the undersigned HORSESHOE GAMING, L.L.C., a Delaware limited liability company (the "Company"), promises to pay to __________, or its
registered assigns, the principal sum of $         (or so much thereof as shall
not have been prepaid) on June 15, 2007.

        This is one of the Notes dated mentioned in the within-mentioned Indenture.

                                               HORSESHOE GAMING, L.L.C.

                                               By: HORSESHOE GAMING,
                                                   INC., its Manager


U.S. TRUST COMPANY OF TEXAS, N.A.,             By: _____________________________
Trustee                                            Paul Alanis
                                                   President

By: _____________________________
    Authorized Signatory

                             (REVERSE SIDE OF NOTE)

                            HORSESHOE GAMING, L.L.C.

                9 3/8% Series A Senior Subordinated Note Due 2007

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

        THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS ____% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS __________, 1997 AND THE YIELD TO MATURITY IS 9.390% COMPOUNDED SEMIANNUALLY.

        Unless otherwise indicated herein, capitalized terms used herein shall have the meanings assigned to them in the Indenture (referred to below) and if no meaning is assigned therein, the meanings assigned to them in the Registration Rights Agreement (as defined in the Indenture).

1.      Interest.

        Horseshoe Gaming, L.L.C., a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 9-3/8% per annum from __________, 1997 to maturity (plus Liquidated Damages, if any, required to be paid pursuant to the terms of the Registration Rights Agreement).

        The Company will pay interest semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing on the first June 15 or December 15 following the issuance of the Notes with respect to which interest is payable. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid on the Notes, from the date such Notes are issued. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

----------
(1)  This paragraph is to be included only if the Note is in global form.

2.      Method of Payment.

        The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the June 1st or December 1st immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, interest, premium and Liquidated Damages, if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.      Payment Agent and Registrar.

        Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.      Indenture.

        The Company issued the Notes under an Indenture, dated as of June 15, 1997 (the "Indenture"), among the Company, the Guarantor named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and said Act for a statement thereof. The Notes are general unsecured obligations of the Company limited to $160,000,000 in aggregate principal amount.

5.      Subordination.

        The payment of principal of, and premium, interest and Liquidated Damages, if any, on the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

        The payment of principal, of premium, if any, interest on, and Liquidated Damages, if any, with respect to the Notes is unconditionally guaranteed on a subordinated basis by the Guarantor and any Additional Guarantors, as more fully set forth in the Indenture. The Notes, the Guarantee and any Additional Guarantees will be subordinated to all existing and future Senior Debt of the Company, the Guarantor and any Additional Guarantors, respectively.

6.      Optional Redemption.

        The Notes may be redeemed in whole or in part, from time to time, on or after June 15, 2002, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated:

             YEAR                       REDEMPTION PRICE
             ----                       ----------------
             2002                           104.688%
             2003                           103.125%
             2004                           101.563%
      2005 and thereafter                   100.000%

        The Notes may also be redeemed as follows: (a) at any time, or from time to time, prior to June 15, 2000, the Company shall have the option to redeem up to an aggregate of 30% of the principal amount of the Notes originally issued pursuant to the terms of the Indenture with the Net Cash Proceeds of one or more Public Equity Offerings for Cash at 110% of principal, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, which option shall be exercisable within ninety (90) days following the consummation of any such Public Equity Offering; and (b) pursuant to a Regulatory Redemption pursuant to Section 3.2 of the Indenture.

        Any redemption of the Notes will comply with Article III of the Indenture. Except as provided in this Section and pursuant to the Indenture, the Notes may not otherwise be redeemed at the option of the Company.

7.      Mandatory Redemption.

        Except as set forth in Paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.


8.      Repurchase at Option of Holder.

        (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. Holders will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

        (b) The Indenture imposes certain limitations on the ability of the Company or any of its Subsidiaries to sell assets or to incur an Event of Loss. In the event the Net Cash Proceeds from an Asset Sale or Event of Loss exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale or Event of Loss in its business or to make an offer to retire Indebtedness of the Company, which may include an offer to purchase each Holder's Notes at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

9.      Gaming Laws.

        The rights of the Holder of this Note and any owner of any beneficial interest in this Note are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

10.     Notice of Redemption.

        Notice of redemption will be sent by first class mail, postage prepaid, at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date to each Holder whose Notes are to be redeemed (unless a shorter notice shall be required by any Governmental Authority) at such Holder's last address as then shown upon the Company's registry books. Notes may be redeemed in part in multiples of $1,000 only.

        Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on or before such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

11.     Denominations; Transfer; Exchange.

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Except for Regulatory Redemption pursuant to
Section 3.2 of the Indenture or upon an order of any Gaming Authority, the Registrar shall not be required to register the transfer or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning fifteen (15) Business Days before the mailing of a notice of an offer to repurchase pursuant to
Article XI or

Section 4.14 of the Indenture or a notice of the Company's intent to redeem Notes pursuant to Article III of the Indenture and ending at the close of business on the day of such mailing.

12.     Persons Deemed Owners.

        The registered Holder of a Note may be treated as the owner of the Note for all purposes.

13.     Unclaimed Money.

        If money for the payment of principal, interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

14.     Discharge Prior to Redemption or Maturity.

        If the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantor will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding their obligation to pay the principal of, premium, if any, and interest on the Notes). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its and the Guarantor's obligations discharged with respect to outstanding Notes by defeasing the Notes, as more fully described in Article VIII of the Indenture.

15.     Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 6.8 of the Indenture, the Holder or Holders of a majority in principal amount of then outstanding Notes may waive compliance by the Company or the Guarantor with any provision of the Indenture or the Notes. Notwithstanding the foregoing, and subject to the provisions of Section 9.2 of the Indenture, without the consent of the Holders of at least sixty-six and two-thirds percent (66- 2/3%) of the aggregate principal amount of then outstanding Notes, no such amendment, supplemental indenture or waiver shall change any provision of Article VI or Article XII of the Indenture or (except for Stated Maturity) change any Maturity Date of any Note. The consent of the Holder of each outstanding Note affected thereby shall be required for certain amendments, supplemental indentures or waivers, including, without limitation, any such amendment, supplemental indenture or waiver that reduces the principal amount of Notes, reduces the rate or extends the time for payment of interest on any Note, reduces the principal amount of any Note or reduces the Purchase Price, changes the Stated Maturity, alters the redemption provisions of Article III in a manner that adversely affects the rights of any Holder of Notes or makes certain other specified changes to the terms of the Notes. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

16.     Defaults and Remedies.

        If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all principal and interest thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before the Trustee enforces the Indenture or the Notes. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.     Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.     Successors.

        When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

19.     No Recourse Against Others.

        No direct or indirect equityholder, employee, officer or director, as such, past, present or future of the Company or any successor entity shall have any personal liability in respect of the Obligations of the Company under this Indenture or the Notes by reason of his, her or its status as such equityholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

20.     Authentication.

        This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.     Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a security or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.     CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.     Additional Rights of Holders of Transfer Restricted Notes.

        In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

24.     Governing Law.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE

        GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

        The Company shall furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Horseshoe Gaming, L.L.C., 4024 Industrial Road, Las Vegas, Nevada 89103, Attention:
Secretary.

                                    GUARANTEE


               [Name of Guarantor], a ____________________________, hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Note and this Guarantee were issued, of the principal of, premium (if any) and interest on such Note and related costs and expenses and all other items set forth in Section 12.1 when and as the same shall become due and payable for any reason according to the terms of such Note and Article XII of the Indenture. The Guarantee of the Note upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Note.


                                            [______________________________]




                                            By:  _______________________________
                                                   Name: _______________________
                                                   Title: ______________________

                               FORM OF ASSIGNMENT


        I or we assign $_________ aggregate principal amount of this Note to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



             (Print or type name, address and zip code of assignee)


      Please insert Social Security or other identifying number of assignee



_____________________________________________________________________ and hereby irrevocably appoint ________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Dated: _______________________     Signed: _____________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Note)

                              OPTION OF HOLDER TO ELECT PURCHASE


        If you want to elect to have this Note purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

                               [ ] Section 4.14   [ ] Section 11.1


        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or 11.1 of the Indenture, as the case may be, state the principal amount you want to be purchased: $



Date: ________________________     Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(2)



        The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                                      PRINCIPAL                 SIGNATURE OF
                                AMOUNT OF                  AMOUNT OF                AMOUNT OF THIS               AUTHORIZED
                               DECREASE IN                INCREASE IN                GLOBAL NOTE                 OFFICER OF
                                PRINCIPAL                  PRINCIPAL                FOLLOWING SUCH               TRUSTEE OR
     DATE OF                  AMOUNT OF THIS             AMOUNT OF THIS              DECREASE (OR                   NOTES
     EXCHANGE                  GLOBAL NOTE                GLOBAL NOTE                 INCREASE)                   CUSTODIAN
--------------------      ----------------------     ----------------------     ----------------------      ---------------------










--------
(2)  Schedule required for global notes only.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

                        REGISTRATION OF TRANSFER OF NOTES

        Re: 9 3/8% SENIOR SUBORDINATED NOTES DUE 2007 OF HORSESHOE GAMING,
L.L.C.

               This Certificate relates to $______ principal amount of Notes held in (check applicable space) ___________ book-entry or ____________ definitive form by _________________(the "Transferor").

        The Transferor (check applicable box):

        [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

        [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned securities and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because (check applicable box):

        [ ] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

        [ ] Such Note is being transferred to a "qualified institutional buyer"
            (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i) or
            Section 2.6.(d)(i)(B) of the Indenture).

        [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

        [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act (other than Rule 144A), including, without limitation, (i) to an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the

                Indenture), (ii) in accordance with Rule 144 in satisfaction of
                Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture or (iii) in accordance with Regulation S under the Securities Act in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture. If requested, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).


                                           (INSERT NAME OF TRANSFEROR)



                                           By: _________________________________

                                           Date: _______________________________